Exhibit 21

List of Subsidiaries of Rockwell Collins, Inc.

State/Country of
Name	Incorporation

Collins Radio Company	Iowa

Collins Aviation Maintenance Services Shanghai Limited	China

Ensambladores Electronicos de Mexico, S.A.	Mexico

Intertrade Limited	Iowa

K Systems, Inc.	California

Kaiser Optical Systems, Inc.	Michigan

Kaiser Optical Systems SARL	France

Maine Electronics, Inc.	Delaware

NLX Holding Corporation	Delaware

RICOMP Claims Management Corp.	Delaware

Rockwell Collins Aerospace & Electronics, Inc.	Delaware

Rockwell Collins Australia Pty Limited	Australia

Rockwell Collins Business Services, Inc.	Delaware

Rockwell Collins Canada Inc.	Canada

Rockwell Collins Charitable Corporation	Delaware

Rockwell Collins Control Technologies, Inc.	Delaware

Rockwell Collins Danmark ApS	Denmark

Rockwell Collins do Brasil Ltda.	Brazil

Rockwell Collins Deutschland GmbH	Germany

Rockwell Collins Deutschland Holdings GmbH	Germany

Rockwell Collins Deutschland Services GmbH	Germany

Rockwell Collins ElectroMechanical Systems, Inc.	Nevada

Rockwell Collins European Holdings S.à r.l.	Luxembourg

Rockwell Collins France S.A.S.	France

Rockwell Collins Government Systems (Canada), Inc.	Canada

Rockwell Collins (India) Enterprises Private Limited	India

Rockwell Collins In-Flight Network Company	Delaware

State/Country of
Name	Incorporation

Rockwell Collins International Financing LIMITED	Bermuda

Rockwell Collins International Holdings LIMITED	Bermuda

Rockwell Collins International, Inc.	Texas

Rockwell Collins Simulation & Training Solutions LLC	Delaware

Rockwell Collins Systems International, Inc.	Delaware

Rockwell Collins Network Enabling Software, Inc.	Pennsylvania

Rockwell Collins Optronics, Inc.	California

Rockwell Collins Prescription Center, Inc.	Delaware

Rockwell Collins Sales & Services, Inc.	Delaware

Rockwell Collins Services Company	Delaware

Rockwell Collins Southeast Asia Pte. Ltd.	Singapore

Rockwell Collins Support Company	Delaware

Rockwell Collins Technologies LLC	Delaware

Rockwell Collins UK Limited	United Kingdom

Rockwell Collins Vision Systems, Inc.	California

Rockwell Collins, Inc.	Nevada

ZAO Rockwell Collins	Russia